Exhibit 8.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

March 24, 2015

NextEra Energy, Inc.

700 Universe Boulevard

Juno Beach, Florida 33408

Ladies and Gentlemen:

We have acted as special counsel to NextEra Energy, Inc., a Florida corporation (“Parent”), in connection with the proposed mergers (the “Integrated Mergers”) of (i) NEE Acquisition Sub II, Inc., a Delaware corporation (“Merger Sub I”) with and into Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”) and (ii) the Company with and into NEE Acquisition Sub I, LLC, a Delaware limited liability company (“Merger Sub II”), in each case pursuant to the Agreement and Plan of Merger (as amended or supplemented through the date hereof, the “Agreement”), dated as of December 3, 2014, by and among Parent, Merger Sub II, Merger Sub I and the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (including the proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters.

NextEra Energy, Inc.

In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Parent and the Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time and the time of the Subsequent Merger, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Parent, the Company and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Consequences of the Merger and the Special Cash Dividend,” we are of the opinion that, under currently applicable United States federal income tax law, the Integrated Mergers will be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and that the U.S. federal income tax consequences of the Integrated Mergers to holders of Company Common Stock will be as described under “U.S. Federal Income Tax Consequences of the Merger and the Special Cash Dividend - Consequences of the Merger.”

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable Laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Parent of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz